

The LGL Group, Inc.

Laying the foundation for profitable growth

2011 Annual Meeting of Stockholders

August 4, 2011

Investor Presentation

Safe Harbor Statement

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. These risks and uncertainties are described in more detail in The LGL Group’s filings with the Securities and Exchange Commission.

In addition, non-GAAP financial measures are presented. Management believes the non-GAAP financial information provided is useful to investors’ understanding and assessment of our ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Overview of The LGL Group

- Design, manufacture and market customized high-precision components used for frequency control in electronic systems (infrastructure)
- Address commercial and military markets for communication, instrumentation, GPS navigation, avionics and space applications
- Long history as preferred supplier to blue-chip global OEM customers
- Superb engineering capabilities
- Differentiated by customization, quality and reliability
- Worldwide sales and manufacturing presence

2010 Highlights

- Successfully executed strategies to control structural spending
- Successfully launched new technology for the precision timing market, won and shipped notable contracts
- Successfully launched new technology for the precision filter market, won and shipped notable contracts
- Strong repeat orders for OEM contracts in both the Military-Instrumentation-Space-Avionics (“MISA”) and Telecom segments
- Financial turnaround and return to profitability:
  - Revenues of $46,656,000
  - Gross margin of 35.0%
  - Pre-tax earnings of $6,478,000
  - EBITDA of $7,539,000
  - Cash from operations of $6,554,000
  - Retired substantially all of the Company’s debt

Key Investment Considerations

- **Design wins drive recurring revenue**
  - Long product life cycles, long-term customers
- **2010 returned to growth**
  - Approximately 50% YoY revenue growth
- **Increased market share driven by major new product introductions**
  - New product introductions contributed to approximately 8% of 2010 revenue
- **Significant opportunity for growth in both timing and filters**
  - Cross-selling opportunity for customized filters into existing timing customers
- **Manufacturing cost advantages for MISA market segment**
  - Certified facility in low-cost labor market

Critical Components for Customers' Systems

- **Communications Infrastructure**
  - Optical switches and routers
  - Point-to-point radio systems
  - Wireless base stations
  - GPS navigation

- **MISA Applications**
  - IED-jamming RF system
  - Man-pack radios
  - Next-generation unmanned aerial vehicles
  - Orbital space communications

Products | **Applications**













Timing Control Market: Key Attributes

- **Bandwidth**
- **Global market for timing control estimated at $4 billion**
  - 26% North America, 21% Europe, 50% Asia-Pacific
- **Global market dominated by large Japanese suppliers and consumer device applications**
- **Total available market for precision timing components estimated at $1.2 billion**
- **LGL market share strongest with North American and European OEMs**
- **Fragmented market**
  - Largest players (e.g., Epson-Toyocom, Kyocera, NDK) are focused primarily on high-volume consumer devices
  - Precision component players include small divisions of large industrial companies or specialty engineering companies
  - Real M&A opportunities

Precision Timing Device Market: Segmentation



Instrumentation: 7%
Industrial & Medical: 5%
Military & Aerospace: 31%
Distribution & Other: 10%
Telcom: 47%

Available Global Market: $1.2 Billion

** Chart based on Company's internal estimates*

Precision Filter Markets: Key Attributes

- **Bandwidth**
- **Precision filter market estimated at $900 Million**, high growth potential
- **Area of focus for new product development** and strategic initiatives
- Opportunities for **filter products benefit from a more favorable competitive landscape** as compared to timing products
- **Opportunity to cross-sell into existing timing customer base**
- Current filter revenues primarily in MISA applications

Long-Term Blue-Chip Customer Base

- **The Company has a long history of providing custom-engineered, high-value products to a roster of blue-chip global OEM customers**
- **Design wins drive recurring revenue**
  - Product development investments drive new design-win opportunities
  - Product life cycles extend more than 5 years
  - Typically sell numerous products to each customer
  - Customers commit to estimated annual volume with fixed pricing

CISCO®

Agilent Technologies®

Rockwell Collins®
Building trust every day

Raytheon®

HARRIS®

ERICSSON®

ADTRAN®

Honeywell®

Product Strategy


Dollar Content
Value Chain
Components
Integrated Products
Subsystems
Marketing partnerships and pursuing joint ventures
Level of Integration

- **Guiding principles for new products**
  - Technically-advanced
  - Higher revenue per unit
  - Higher gross margins

Global Operating and Sales Presence

- **Global Operations**
  - Headquarters in Orlando, FL
  - 71,000 square feet of manufacturing facility and engineering center in Orlando, Florida
  - 28,000 square feet of manufacturing facility and engineering center in Yankton, South Dakota
  - 13,000 square feet of manufacturing facility in Noida, India; low cost labor operation for mature products

- **Sales Organization**
  - 13 direct sales staff, including application engineers
  - Long presence in Hong Kong, opened Shanghai sales office in Q1 2010
  - Utilize network of more than 30 sales rep firms worldwide

Management Team

	Years of Industry Experience	Professional Background
Greg Anderson President, CEO	20+	Mr. Anderson has experience in high-tech manufacturing businesses, which includes both low volume/high mix OEM custom products coupled with experience gained in high volume/low cost consumer products. He has held positions with 3M Corporation prior to joining MtronPTI, such as Operations Managers and Business Development Manager.
LaDuane Clifton, CPA CAO	15+	Mr. Clifton has experience in the financial, accounting, and insurance industries. He served as Chief Financial Officer of a21, Inc., and was also a senior auditor at KPMG LLP, with experience in many industries. He has also held several accounting and finance positions with Aetna, Inc.
Dick Thompson VP of Sales - Telecom	20+	Mr. Thompson has 16 years sales and marketing experience in the FCD/ Filter markets. He previously held various engineering and management positions in the connector industry with Vishay-Dale, among others.
Paul Dechen VP of Sales - MISA	26+	Mr. Dechen has experience in MISA sales and began his career in 1984 with Piezo Technology, an LGL legacy business as the VP of Business Development. He has held several sales roles within LGL.
Joe Doyle Oscillator Engineering	30+	Mr. Doyle has experience in RF and integrated circuit design, semiconductor physics, and modeling. He held staff engineering positions at Motorola, and Executive Engineering, Quality, and Operations positions at Champion Technologies prior to LGL.
Mike Howard Filter Engineering	40+	Mr. Howard has vast experience in filter engineering and began his career in 1970 as an engineer with Salford Electrical Instruments. He has lead LGL's filter engineering group since joining the Company in 1977. He is a senior member of the IEEE since 2005.

Financial Overview

Financial Overview
Revenue Trend



Historical Revenue ($MM)
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$35.1
$41.5
$39.5
$40.2
$31.3
$46.7
$42.1
FY 2005
FY 2006
FY 2007
FY 2008
FY 2009
FY 2010
TTM
(as of Q2 2011)

Note: Revenues for 2005 through a portion of 2007 are adjusted to exclude Lynch Systems, whose operating assets were sold in 2007.

Financial Overview

Quarterly Income Statement Trends



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
$10.2
$10.0
$7.5
$7.2
$7.3
$9.2
$10.7
$12.5
$12.4
$11.0
$9.0
$9.7
3.8%
1.8%
-8.2%
-8.2%
-8.2%
6.4%
13.0%
20.6%
18.9%
11.3%
6.6%
8.0%
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Revenue
Gross Margin
EBITDA Margin

- Q2 2011 extends the trend to seven consecutive quarters of earnings
- Maintained gross margins of 31.8 % for Q2 2011 through management of variable costs and structural cost discipline in spite of reduced revenue levels

Financial Overview

FY 2010 and H1 2011 Results

($000's, except EPS and shares outstanding)	12 mths ended 12/31/2010		6 mths ended 6/30/2011	
Revenue	$	46,656	$	18,666
Cost of sales		30,306		12,661
Gross margin		16,350		6,005
GM %		*35.0%*		*32.2%*
Operating expenses		9,591		5,058
Operating income		6,759		947
Other (income) expense		281		27
Earnings before taxes		6,478		920
Tax provision (benefit)		(2,945)		333
Net income	$	9,423	$	587
Weighted average shares outstanding		2,248,180		2,549,580
Earnings per share	$	4.19	$	0.23
Pre-tax earnings per share	$	2.88	$	0.36

Capital Structure

Capital Position as of June 30, 2011

Total assets:	$ 31.4 million
Net working capital:	$ 19.3 million
Cash and cash equivalents:	$ 11.0 million
Total debt (including current portion):	$ 0.5 million
Shareholders' equity:	$ 25.9 million
Available lines of credit:	$ 6.0 million

- Working capital (including cash and cash equivalents) increased to $19.3 million as compared to $12.8 million as of December 31, 2010. The Company's adjusted working capital, which is a non-GAAP measure used to evaluate operational efficiency (AR + Inventory – Trade AP), decreased to $9.2 million as of June 30, 2011, compared to $9.7 million at December 31, 2010
- On June 30, 2011, the Company paid off its existing credit facility and entered into a new banking arrangement with JP Morgan Chase under which the available lines of credit have increased to $6.0 million

Financial Summary
GAAP to Non-GAAP Reconciliations

LGL GROUP

Computation of Adjusted Working Capital:

($000's)		As of 6/30/2011		As of 12/31/2010
Accounts receviable, net	$	5,190	$	5,782
Inventory, net		6,869		5,947
Accounts payable		(2,880)		(2,033)
Adjusted working capital	$	9,179	$	9,696

The Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Laying the foundation for profitable growth

- **Invest organically into core business**
  - Engineering investments to leverage opportunities with existing customers and maximize our positions
  - Incremental capacity investments
  - Additional investments into products that are higher in the value chain, such as modules and subsystems, leading to higher average sales price and margins

- **Joint venture opportunities**
  - Intellectual property expansion
  - Differentiated positions to increase gross margins
  - Strategically expand supply chain and improve manufacturing flexibility
  - Asian market penetration

- **M&A: Synergistic acquisitions**
  - Focus on high value-added engineering complements
  - Mix shift towards lower volume, higher average sale price and margins
  - Increase levels of customization and deepen OEM cycles

- **Greenfield opportunities**
  - New markets, new customers, new products